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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-135699 of Castlewood Holdings Limited on Form S-4 of our report dated March 16, 2006 (September 18, 2006 as to the effects of the restatement discussed in Note 2), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2005, 2004 and 2003 financial statements of The Enstar Group, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of The Enstar Group, Inc. for the year ended December 31, 2005.


We also consent to the reference to us under the headings "Enstar Summary Historical Financial Data" and "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Birmingham, Alabama


December 13, 2006